Exhibit 10.48
THIRD AMENDMENT TO
PROPERTY MANAGEMENT AND LEASING AGREEMENT

This THIRD AMENDMENT TO PROPERTY MANAGEMENT AND LEASING AGREEMENT (this “Amendment”) is entered into as of March 29, 2024 (“Effective Date”), by and among American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (the “Company”), New York City Operating Partnership, L.P. (the “Operating Partnership”) and New York City Properties, LLC (the “Manager”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Manager entered into that certain Property Management and Leasing Agreement, dated as of April 24, 2014 (as amended by the First Amendment thereto, dated as of April 13, 2018, Second Amendment thereto dated as of November 16, 2018, and, as further amended, modified or supplemented from time to time, the “Property Management and Leasing Agreement”);

WHEREAS, the parties desire to further amend certain provisions of the Property Management and Leasing Agreement; and

WHEREAS, the board of directors (including majority of independent directors) of the Company on behalf of the Company and the Operating Partnership have approved the amendment.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Amendment to Article IV of the Property Management and Leasing Agreement:

Effective as of the Effective Date, the following is inserted as a new Section 4.4:

Section 4.4. Payment of fees. The Property Manager, in its sole discretion, may elect to receive any fees payable pursuant to this Article IV in cash, units of limited partnership interest in the Operating Partnership (the “OP Units”), shares of beneficial interest or of common stock of the Company of any class or series, or any combination thereof (the “Shares”). For the purposes of the payment of any amounts in Shares or OP Units, each Share or OP Unit, as applicable, shall be valued at the Value of a Share, as such term is defined in the Second Amended and Restated Advisory Agreement, dated as of November 16, 2018, by and among the Company, the Operating Partnership and New York City Advisors, LLC, as amended and supplemented.

2.
Miscellaneous. Except as expressly modified by this Amendment, the terms, covenants and conditions of the Property Management and Leasing Agreement shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Property Management and Leasing y Agreement. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

                        AMERICAN STRATEGIC INVESTMENT CO.:

By: /s/ Joseph Marnikovic
                         Name: Joseph Marnikovic
                         Title: Chief Financial Officer

                        NEW YORK CITY OPERATING PARTNERSHIP, L.P.:
AMERICAN STRATEGIC INVESTMENT CO.,
its general partner

                        By: /s/ Joseph Marnikovic
                         Name: Joseph Marnikovic
                         Title: Chief Financial Officer

                        NEW YORK CITY PROPERTIES, LLC:

By: /s/ Michael Anderson
                         Name: Michael Anderson
                         Title: Authorized Signatory

[Signature Page to Third Amendment to Property Management and Leasing Agreement]